Exhibit 2.n.6

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use in the Registration Statement on Form N-2 (File No. 333-208637) of Gladstone Capital Corporation of our report dated April 11, 2016 relating to the consolidated financial statements of Sunshine Media Group, Inc. as of and for the year ended December 31, 2015, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Henderson Hutcherson & McCullough, PLLC

Chattanooga, Tennessee

December 22, 2016